Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-177535) of our report dated January 9, 2012 relating to the consolidated financial statements of Productions Graphics for the year ended December 31, 2010, which appear in the InnerWorkings, Inc. Form 8-K/A filed with the Securities and Exchange Commission on January 9, 2012. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/  Bellot Mullenbach & Associés

January 12, 2012
Paris, France